UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2007

Boeing Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-10795	95-2564584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Naches Ave. SW, 3rd Floor Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

(425) 965-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

This Current Report on Form 8-K is for the purpose of disclosing information relating to Boeing Capital Corporation (“BCC”) that was contained in the press release and Webcast of the first quarter 2007 financial results of The Boeing Company (“Boeing”), dated April 25, 2007. The full text of Boeing’s press release is being furnished pursuant to Item 2.02 of Form 8-K.

Item 8.01 Other Events.

On April 25, 2007, Boeing publicly announced by means of a press release its first quarter 2007 financial results, some of which relate to BCC. The information relevant to BCC is as follows:

Boeing Capital Corporation

BCC increased pre-tax earnings to $73 million on continued improvement in aircraft valuations, while revenues declined consistent with the portfolio (Table 6).

Table 6. Boeing Capital Corporation Operating Results

(Millions)	1st Quarter		% Change
	2007	2006
Revenues	$213	$237	(10)%
Pre-Tax Income	$73	$70	4%

BCC’s portfolio balance at the end of the first quarter was $7.9 billion, down from $8.0 billion at the end of the fourth quarter of 2006 and $9.0 billion a year ago on normal portfolio run-off, asset sales and depreciation. BCC contributed $173 million in cash to Boeing (dividends and return of capital) during the quarter. BCC’s quarter-end debt balance (excluding intercompany borrowings) decreased to $4.8 billion from the year-end balance of $5.6 billion due to the repayment of 14 percent of its outstanding debt during the quarter as $0.8 billion of long-term debt matured. As a result, BCC’s debt-to-equity ratio remained steady at 5.0-to-1.

BCC’s outlook is set forth in the table below (Table 7):

Table 7. Financial Outlook

(Billions)	2007	2008
Boeing Capital Corporation
Portfolio Size	Lower	Lower
Revenue	~$0.8	~$0.8
Return on Assets	>1.0%	>1.0%

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished as a part of this report:

Exhibit No. 99.1    Press Release

Forward-Looking Information is Subject to Risk and Uncertainty

Certain statements contained in this Current Report on Form 8-K regarding BCC’s financial outlook may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and BCC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Boeing Capital Corporation

	By:	/s/ Russell A. Evans
Russell A. Evans
April 25, 2007		Vice President and Chief Financial Officer